EXHIBIT 10.21
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT
2007 Compensation Plan

To:	Scipio M. Carnecchia
President

Effective dates:	January 1, 2007 to December 31, 2007
This document outlines your individual compensation package (“Compensation Plan”) for calendar year 2007 including the at-risk components (“Incentive Pay”) determined under the Sales Compensation Plan. All other terms and conditions of your employment are governed by your offer letter and applicable Interwoven policy.
In your role, you are responsible for the Interwoven’s worldwide sales organization. Interwoven reserves the right to change your responsibilities from time to time and modify your Compensation Plan to take into account its business needs.
COMPENSATION PACKAGE
Your Compensation Plan is comprised of a Base Salary and Incentive Pay, which is an at-risk component of your overall compensation package. The 2007 Sales Compensation Plan outlines the guidelines under which you will be paid your Incentive Pay component.
Your on-target earnings for calendar year 2007 are $600,000.00. Your on-target earnings are composed of the following:
•	Annual Base Salary of $300,000.00.

•	On-target Incentive Pay of $300,000.00:
•	$275,000.00 related to Software License bookings.

•	$25,000.00 related to Professional Services revenue.

•	A Direct Margin Percentage factor will be applied in computing your commissions earned for Software License bookings and Professional Services revenue.
From your actual earnings, we will subtract payroll deductions, all required withholdings and other voluntary deductions you authorize Interwoven to make on your behalf.
BASE SALARY
Your annual base salary will be paid to you ratably over the year in accordance with Interwoven’s standard payroll practices.
INCENTIVE PAY
Your Incentive Pay will be calculated under the process outlined below. Please be aware, this Incentive Pay process does not guarantee you a level of income.

Commissions on Software License Bookings and Professional Services Revenue
Of your on-target Incentive Pay, $275,000.00 will be related to commissions for Software License bookings and $25,000.00 will be related to commissions for Professional Services revenue. Commissions on Software License bookings relate to achieving the Company’s business plan objectives for Software License bookings. Customer support and maintenance is not included in the measurement of Software License bookings. Commissions on Professional Services relate to assisting the Professional Services Organization in achieving the Company’s business plan objectives for revenue from consulting and education services (collectively “Professional Services”).
Commissions will be earned upon recognition of bookings for Software License and revenue for Professional Services by Interwoven in accordance with the following rates:

Quarterly	License Bookings	Professional Services
Quota Attainment	Commission Rates	Commission Rates
0% to 100%	[***]%	[***]%
101% to 102%	[***]%	[***]%
103% to 104%	[***]%	[***]%
105% to 106%	[***]%	[***]%
Greater than 107%	[***]%	[***]%
All Quarterly Quota Attainment percentages will be rounded to the next whole number (ie: greater than or equal to 0.5 will be rounded up and less than 0.5 will be rounded down).
Additionally, the commission earned above will be multiplied by the following adjustment factor based on the Direct Margin Percentage achieved by the Sales organization on Software License bookings and Professional Services revenue for each quarter:

Direct	Adjustment
Margin Percentage	Factor
>2% below target	[***]%
2% below target	[***]%
1% below target to 2% above target	[***]%
3% above target to 5% above target	[***]%
>5% above target	[***]%
Direct Margin Percentage is defined as Software License bookings and Professional Services revenue less the cost of license revenues and the direct expenses incurred by the worldwide sales organization to acquire that revenue.

Your quota for the period January 1, 2007 to December 31, 2007 is $[***] for Software License booking and $[***] for Professional Services revenue as follows:

Software	Professional
License Bookings	Services Revenues
$[***] for Q1 2007	$[***] for Q1 2007
$[***] for Q2 2007	$[***] for Q2 2007
$[***] for Q3 2007	$[***] for Q3 2007
$[***] for Q4 2007	$[***] for Q4 2007
As outlined in the 2007 Sales Compensation Plan, Software License bookings and Professional Services revenue are computed in accordance with generally accepted accounting principles (as determined by the Company’s Finance Department and the Audit Committee of the Board of Directors). For Software License bookings, credit will be received for the amount of revenue that can be recognized in accordance with Interwoven’s revenue recognition policy. If the recognition of revenue extends beyond the end of the then current quarter, bookings credit will be received in the quarter when the revenue is recognized. Such amounts are subject to reduction for carve-outs, any returns, or uncollectible accounts as outlined in the Interwoven 2007 Sales Compensation Plan.
Your Direct Margin Percentage targets for the period January 1, 2007 to December 31, 2007 are as follows:
•	[***]% for first quarter of 2007

•	[***]% for the second quarter of 2007

•	[***]% for the third quarter of 2007

•	[***]% for the fourth quarter of 2007
By way of example, if Software License bookings for the first quarter of 2007 was $[***] and Professional Services revenue for the first quarter was $[***] (achievement of 100% of quota for both Software License and Professional Services revenue) and the direct gross margin was [***]%, your commission due would be computed as follows:
Software License bookings — (($[***] times [***]%) + ($[***] times [***]%)) equals $[***].
Professional Services revenues — (($[***] times [***]%) + ($[***] times [***]%)) equals $[***].
Direct margin adjustment factor — (($[***] plus $[***]) times [***]% equals $[***].
Total earned equals $[***].
Please acknowledge your acceptance with this Compensation Plan by signing below. Have a great 2007!

Read and accepted:	Signed:

/s/ Scipio M. Carnecchia	/s/ Joseph L. Cowan
Scipio M. Carnecchia	Joseph L. Cowan
President	Chief Executive Officer
Interwoven, Inc.	Interwoven, Inc.
***Confidential treatment has been requested with respect to the information contained within the “[***]” markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.